EXHIBIT 99.1

For Immediate Release

Contacts:	Daniel Erickson	Monique Johnson
	Executive Vice President Chief Financial Officer (310) 258-9302	Senior Vice President Director of Marketing and Communications (310) 258-9349

Alliance Bancshares California Announces 32% Increase in Earnings for 2002

Culver City, CA. (February 28, 2002) – Alliance Bancshares California (OTC BB: ABNS.OB), the bank holding company of Alliance Bank, announced net earnings of $1,859,100 for the year ended December 31, 2002. This $449,000 improvement represents a 32 percent increase from net earnings of $1,410,100 in 2001. Earnings per share increased to $0.41 basic and $0.33 fully diluted as compared to $0.31 basic and $0.26 fully diluted in 2001.

This strong performance was accompanied by a 44 percent increase in total assets. At December 31, 2002, assets totaled $201,865,600 versus $140,486,400 one year earlier. Net loans increased by 32% to close 2002 at $148,541,100.

Net interest income increased 12.6% to $7,942,200 in 2002 compared to $6,943,900 in 2001. Despite lower interest rates in 2002, total interest income rose to $13,055,100 in 2002 compared to $12,213,500 in 2001 as a result of an increased level of interest-earning assets (principally loans). Lower rates did result in a reduction in interest expense from $4,869,600 in 2001 to $4,412,900 in 2002, notwithstanding the increase in interest-bearing liabilities during the year.

Another major contributor to improved earnings was an 81% increase in non-interest income, which rose to $2,216,100 in 2002 from $858,600 in 2001. The principal reason for this was an increase in gains on sales of loans due to increased SBA and other loan originations.

ABNS 2002 Earnings Release, page 2

The growth in the Company also resulted in a 23% increase in non-interest expense from $5,899,200 in 2001 to $7,275,500 in 2002. This was due to additional staffing and the opening of the Orange County Regional Office in Irvine, California, which serves as a branch office as well as the headquarters of the Company’s Real Estate and Construction Loan departments.

The weakened economy following the 9/11/01 disaster caused the Bank to charge off net loans totaling $1,143,600 in 2002, up substantially from the previous year resulting in a $700,000 loan loss provision. The Bank’s allowance for loan losses at December 31, 2002 was $1,982,900 or 1.3% of total loans. Although management uses the best information available to determine the adequacy of the allowance, future adjustments may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Bank’s control.

Chairman and President Curtis S. Reis commented, “We are extremely pleased with the growth in earnings and assets of Alliance. During the fourth quarter of 2002, we successfully completed the issuance of $7 million of trust preferred securities in a pooled transaction through an institutional broker. The net proceeds will provide additional capital at a very reasonable cost. This non-equity method of increasing capital has the benefit of no shareholder dilution. This enables us to remain well capitalized while continuing to grow.”

“Our strategy remains focusing on small to medium size businesses as well as executives and professionals,” Reis continued. “As a Preferred Lender, we can approve SBA loans internally and promptly. As a construction lender, we can approve larger deals utilizing a network of banks that are interested in participating in these loans. As experts in accounts receivable lending, we can finance companies with good receivables and rapid growth. While we are concerned with the economic uncertainty that the Iraq situation presents, we continue to have great faith in the Southern California market we serve. It remains one of the strongest, most diverse and vibrant business areas in the world. With the strengthening of our management team, we believe Alliance Bank is well positioned for above average growth and success.”

ABNS 2002 Earnings Release, page 3

Alliance Bank is one of the leading independent business banks headquartered in Southern California and offers a wide range of financial solutions tailored to corporate customers, executives and professionals. Serving small to mid-sized businesses, Alliance Bank’s strategy focuses on delivering progressive financial solutions including deposit and cash management services and commercial, small business, accounts receivable, construction and real estate financing. Founded in 1980, Alliance Bank is the principal subsidiary of Alliance Bancshares California (OTC BB: ABNS.OB), with regional banking offices in Culver City and Irvine. Alliance can be found on the Web at www.allbank.com.

Forward-Looking Statements

Statements in the news release that are not historical facts or which refer to the Company’s expectations or beliefs constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements regarding the Company’s future performance or financial condition are based on current information and are subject to a number of risks and uncertainties that could cause actual results to differ significantly from those expected at this time. These risks and uncertainties relate to such matters as, but are not limited to: increased competition from other financial institutions; changes in local national economic conditions and changes in Federal Reserve Board monetary policies, which could cause interest rates to increase, and loan demand to decline, and thereby reduce the Bank’s net margins and operating results; increased government regulation which could increase the costs of operations; the Company’s ability to successfully enter new markets or introduce new financial products or services; the costs and the possible adverse impact on operating results of planned growth and expansion; and continuing performance of the Bank’s loan portfolio.

These, as well as other factors and uncertainties, are discussed in greater detail in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10KSB for its fiscal year ended December 31, 2001. Readers are urged to read those reports and are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this news release. The Company also disclaims any obligation to update forward-looking statements whether as a result of new information, future events or otherwise.

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ABNS 2002 Earnings Release, page 4

CONSOLIDATED BALANCE SHEET

As of December 31, 2002

(Unaudited)

Assets
Cash and due from banks	$5,292,200
Federal funds sold	10,285,000

Total cash and cash equivalents	15,577,200

Time deposits with other financial institutions	3,353,200
Securities held to maturity, fair market value $29,705,200	29,474,800
Loans held for sale	7,214,800
Loans, net the allowance for loan losses of $1,982,900 at December 31, 2002	141,326,300
Equipment and leasehold improvements, net	1,125,700
Accrued interest receivable and other assets	3,793,600

Total assets	$201,865,600

Liabilities and Shareholders’ Equity
Deposits:
Noninterest bearing demand	$34,000,700
Interest bearing:
Demand	2,663,400
Savings and money market	46,361,400
Time	73,699,500

Total deposits	156,725,000

Accrued interest payable and other liabilities	1,289,200
FHLB advances	22,000,000
Subordinated debentures	2,500,000
Trust preferred securities	7,000,000

Total liabilities	189,514,200

Commitments and contingencies	—
Shareholders’ equity:
Serial preferred stock, no par value:
Authorized – 20,000,000 shares
Outstanding – none	—
Common stock, no par value:
Authorized – 20,000,000 shares
Outstanding – 4,538,679 shares	3,480,300
Undivided profits	8,871,100

Total shareholders’ equity	12,351,400

Total liabilities and shareholders’ equity	$201,865,600

ABNS 2002 Earnings Release, page 5

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	For the Year Ended December 31,
	2002	2001
Interest Income:
Interest and fees on loans	$12,086,200	$11,017,500
Interest on time deposits with other financial institutions	169,100	256,000
Interest on securities held to maturity	562,700	475,900
Interest on federal funds sold	237,100	464,100

Total interest income	13,055,100	12,213,500

Interest Expense:
Interest on deposits	3,743,000	4,648,300
Interest on FHLB advances	264,000	14,900
Interest on subordinated debentures	204,700	204,700
Interest on capital note	135,600	1,700
Interest on trust preferred securities	65,600	—

Total interest expense	4,412,900	4,869,600

Net interest income before provision for loan losses	8,642,200	7,343,900
Provision for Loan Losses	700,000	400,000

Net interest income	7,942,200	6,943,900
Non-Interest Income:
Service charges and fees	865,300	645,400
Net gains on sales of loans held for sale	1,269,800	116,700
Other non-interest income	81,000	96,500

Total non-interest income	2,216,100	858,600
Non-Interest Expense:
Salaries and related benefits	3,609,900	2,917,700
Occupancy expenses	903,100	756,400
Professional fees	470,500	259,300
Data processing	423,400	393,500
Other operating expense	1,598,700	1,059,300

Total non-interest expense	7,005,600	5,386,200

Earnings Before Income Tax Expense	3,152,700	2,416,300
Income Tax Expense	1,293,600	1,006,200

Net Earnings	$1,859,100	$1,410,100

Earnings per Common Share:
Basic earnings per share	$0.41	$0.31
Diluted earnings per share	$0.33	$0.26

ABNS 2002 Earnings Release, page 6

To receive a copy of our financial reports or to be put on the bank’s mailing list, please contact Monique Johnson, director of marketing and communications, at (310) 258-9349 or by email: mjohnson@allbank.com.

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